Nuveen Enhanced Corporate Opportunities Fund N-2/A

Exhibit 99.(n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Nuveen Enhanced Corporate Opportunities Fund of our report dated July 1, 2026, relating to the financial statements of Nuveen Enhanced Corporate Opportunities Fund, which appears in such Registration Statement. We also consent to the references to us under the headings “Legal Opinions and Experts” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

July 13, 2026